News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
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Molina Healthcare Projects its California Medicaid Revenue
will Double Under Revised Medi-Cal Contract Awards

LONG BEACH, Calif., January 3, 2023 – Molina Healthcare, Inc. (NYSE: MOH) (“Molina”) confirmed today that the California Department of Health Care Services (“DHCS”) has announced the awards of Medi-Cal contracts to Molina Healthcare of California commencing on January 1, 2024.

The December 30th announcement confirms Molina’s footprint as originally announced in August 2022, including Medi-Cal awards in each of Riverside, Sacramento, San Bernardino, and San Diego Counties and as a subcontractor in Los Angeles County. In Los Angeles County, Molina will share membership equally with the current commercial incumbent. In Riverside and San Bernadino Counties, Molina will remain the sole commercial plan. DHCS has also agreed to grant Molina a contract to offer D-SNP products for dual eligible members in Los Angeles County.

Under the finalized award, Molina’s Medi-Cal membership is expected to grow from approximately 600,000 members as of September 30, 2022, to approximately 1.2 million members in 2024. Molina’s current annual premium revenue related to its Medi-Cal contract of approximately $1.9 billion is now expected to be approximately $3.9 billion for full year 2024 versus the prior expectation of $5.5 billion based on DHCS’s August 2022 announcement.

The projected combined 2024 revenues of California, Nebraska, and Iowa now total $4.2 billion. Incremental earnings from these recently announced portfolio additions are updated to at least $3.50 per share at full run rate, now reflecting portfolio target margins and modest operating leverage.

The DHCS grant of a D-SNP contract for dual eligible members in Los Angeles County will create a significant additional revenue opportunity for Molina. This additional opportunity is expected to exceed $500 million at full run rate and is not included in the updated $3.9 billion full year 2024 Medi-Cal revenue projection.

“This confirmation of significant growth represents an important step forward for our enterprise, doubling our presence in the state of California,” said Joe Zubretsky, President and Chief Executive Officer. “We are very pleased with the contribution these awards will make to our significant enterprise growth, the trajectory of which remains intact.”

Conference Call

Molina will hold a conference call and webcast to update investors on these developments at 8:00 a.m. Eastern Time on Tuesday, January 3, 2023. The number to call for the interactive teleconference is 1-877-883-0383 and the confirmation number is 2780359. A telephonic replay of the conference call will be available through January 10, 2023, by dialing 1-877-344-7529 and entering confirmation number 9630491. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
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Molina Healthcare Projects its California Medicaid Revenue will Double Under Revised Medi-Cal
Contract Award

January 3, 2023
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements regarding the recently announced award of Medicaid managed care contracts to Molina’s California health plan in the five identified California counties, as well as projected 2024 membership growth in California, projected 2024 incremental premium revenue and incremental earnings per share related to the contract award, and the expected revenue opportunity related to a Los Angeles County D-SNP contract. All forward-looking statements are based on Molina’s current expectations that are subject to numerous risks and uncertainties that could cause actual results to differ materially. Such risks include, without limitation, the failure to finalize, formalize, or execute the four prime Medicaid managed care contracts or the Los Angeles County subcontract, changes incidental to separate legal action, a delay in the start date of the contracts, or other subsequent or supervening action by DHCS or a court. Given these risks and uncertainties, Molina cannot give assurances that its forward-looking statements will prove to be accurate. All forward-looking statements in this press release represent Molina’s judgment as of the date hereof, and Molina disclaims any obligation to update any forward-looking statements to conform the statement to changes in its expectations that occur after the date of this press release. Information regarding the other risk factors to which Molina is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission (the “SEC”), including Molina’s most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of Molina’s website or on the SEC’s website at sec.gov.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.2 million members as of September 30, 2022, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.
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